UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 23, 2016

VolitionRx Limited

 (Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36833	91-1949078
(Commission File Number)	(IRS Employer Identification No.)

1 Scotts Road

#24-05 Shaw Centre

Singapore 228208

(Address of principal executive offices and Zip Code)

+1 (646) 650-1351

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Dr. Edward Futcher as Director

On June 23, 2016, the Board of Directors (the “Board”) of VolitionRx Limited (the “Company”) pursuant to the Company’s Bylaws set the size of the Board at six (6) members and appointed Dr. Edward Futcher to the Board effective as of June 23, 2016.  Dr. Futcher will have an initial term expiring at the Company’s 2016 annual meeting of stockholders, subject to his future nomination by the Nomination and Governance Committee and election by the Company’s stockholders.  On June 23, 2016, the Board also appointed Dr. Futcher to the Company’s Audit Committee, Compensation Committee and Nominations and Governance Committee.  Dr. Futcher has been determined by the Board to be independent within the meaning of the independent director standards of the Securities and Exchange Commission (“SEC”) and the NYSE MKT and to otherwise qualify to serve upon the Committees for which he was appointed.

Dr. Futcher holds a B.Sc. in Physics and a Ph.D. in Physics from the University of London and has extensive experience in engineering and management in high technology companies.  Since 1997, Dr. Futcher has held non-executive directorships with a variety of private companies.  He co-founded Azima, Inc. in 2003, a company that provides advanced machine diagnosis to large industrial facilities and, from 2003 to 2008, served as its Vice President of Engineering with responsibility for the engineering, information technology and customer support groups.  Prior to that, from 1997 to 2003, Dr. Futcher served as Vice President of Technology of interWAVE Communications International, Ltd., a company providing GSM and CDMA cellular infrastructure equipment, where he was responsible for operational management of acquisitions and interim management of the worldwide R&D organization.  From 1997 to 1999, Dr. Futcher also served as Vice President of Engineering of interWAVE Communications.  From 1994 to 1997, Dr. Futcher was Director of Engineering at Tellabs, Inc., a telecommunications equipment supplier.  The Board believes that Dr. Futcher is qualified to serve on the Board as a result of his many years of commercial and management experience in dynamic and fast growing companies.

On June 23, 2016, Dr. Futcher and the Company entered into an Independent Director Agreement, pursuant to which Dr. Futcher will continue to serve as a member of the Board subject to any necessary approval by the Company’s stockholders as required by applicable law and the Company’s governing documents.  In exchange for his services, Dr. Futcher shall receive $10,000 per calendar quarter commencing September 30, 2016.  Except for the foregoing, there are no arrangements or understandings between Dr. Futcher and any other person pursuant to which he was selected to serve as a member of the Board.

The form of Independent Director Agreement was previously filed in substantially similar form with the SEC on May 12, 2015 as Exhibit 10.33 to the Company’s quarterly report on Form 10-Q.

The appointment of Dr. Futcher to the Board was announced by a widely disseminated press release.  Furnished herewith as Exhibit 99.1 and incorporated by reference herein is a copy of the press release.

No Family Relationships / No Related Party Transactions

There are no family relationships between Dr. Futcher and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.  Additionally, there are no relationships involving Dr. Futcher that are required to be reported pursuant to Item 404(a) of Regulation S-K.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit Number	Description
99.1	Press Release of VolitionRx Limited, dated June 24, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLITIONRX LIMITED
Date: June 24, 2016	By:	/s/ Cameron Reynolds
Cameron Reynolds
Chief Executive Officer & President